Exhibit 24.1

POWER OF ATTORNEY

December 16, 2014

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

This letter confirms that Brian Ladin is authorized and designated to sign Schedule 13G, and any Amendments thereto with the Securities and Exchange Commission, on my behalf and on behalf of Lennox Capital Partners, LP and RDS Holdings, Inc.  This authorization and designation shall be valid until either revoked in writing by the undersigned or until three years from the date of this letter.

Sincerely,

Richard D. Squires

By:		/s/ Richard D. Squires
Richard D. Squires

Lennox Capital Partners, LP

By:		RDS Holdings, Inc., its general partner

	By:	/s/ Richard D. Squires
Richard D. Squires
President

RDS Holdings, Inc.

By:		/s/ Richard D. Squires
Richard D. Squires
President